UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________

FORM 8-K

____________________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2020

____________________________________________

UBER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

____________________________________________

Delaware	001-38902	45-2647441
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1455 Market Street, 4th Floor

San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 612-8582

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

 ____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	UBER	New York Stock Exchange

Item 2.05      Costs Associated with Exit or Disposal Activities.

On May 18, 2020, Uber Technologies, Inc. (the “Company”) announced plans to further reduce its operating expenses in response to the economic challenges and uncertainty resulting from the COVID-19 pandemic and its impact on the Company’s business. As part of this restructuring, the Company expects to reduce its workforce by approximately 3,000 full-time employee roles. In connection with these actions, the Company estimates that it will incur approximately $175 million to $220 million of charges. These estimated costs include approximately $110 million to $140 million related to severance and other termination benefits (excluding stock-based compensation expense), and up to approximately $65 million to $80 million related to site closures, including approximately $25 million to $30 million for write-offs of the leasehold improvements related to site closures. These charges are primarily cash-based, and the majority are expected to be recognized in the second quarter of 2020.

In addition, on May 6, 2020, the Company previously announced plans to reduce its customer support and recruiting teams by approximately 3,700 full-time employee roles. In connection with these actions, the Company estimates that it will incur approximately $35 million to $40 million of charges related to severance and other termination benefits (excluding stock-based compensation expense).

The actions described above, together with actions already taken to reduce the Company’s overall cost structure, were designed to generate an aggregate cost savings of at least $1 billion annually versus the Company’s original Q4 2020 planned cost structure. We do not believe these cost-saving measures will impair our ability to conduct any of our key business functions. There is no guarantee that we will achieve the cost savings that we expect.

In connection with the foregoing, all members of the Company’s Board of Directors agreed to forego 100% of their annual cash retainer for serving on the Board for the remainder of 2020.

In a statement, Dara Khosrowshahi, CEO, said: “Given the dramatic impact of the pandemic, and the unpredictable nature of any eventual recovery, we are concentrating our efforts on our core mobility and delivery platforms and resizing our company to match the realities of our business. That’s led us to some painful decisions today: we are stopping some of our non-core investments and reducing the size of our workforce by around 3,000 people, each of whom I want to personally thank for their contributions to Uber. As I said to our teams today, we are making these hard choices now so that we can move forward and begin to build again with confidence.”

This Form 8-K contains forward-looking statements regarding our future business expectations which involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “expect,” “will,” or “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors relate to, among others: developments in the COVID-19 pandemic and the resulting impact on our business and operations, our strategy, potential cost savings and potential long term benefits from the restructuring plan described above, competition, managing our growth and corporate culture, financial performance, investments in new products or offerings, our ability to attract drivers, consumers and other partners to our platform, our brand and reputation and other legal and regulatory developments. In addition, other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 8, 2020 and in any subsequent filings with the Securities and Exchange Commission. All information provided in this Form 8-K is as of the date hereof and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this Form 8-K, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBER TECHNOLOGIES, INC.

Date: May 18, 2020	By: /s/ Dara Khosrowshahi
Dara Khosrowshahi
Chief Executive Officer